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                                **PRESS RELEASE**

Contact:
-------
David Ritter
(703) 390-0344

                        GREATER ATLANTIC FINANCIAL CORP.
                   ANNOUNCES FILING OF DEMAND FOR ARBITRATION

         Reston, Virginia - September 8, 2006. Greater Atlantic Financial Corp. (Nasdaq: GAFC) (the "Company"), the holding company for Greater Atlantic Bank (the "Bank"), announced today that a Demand for Arbitration Before the American Arbitration Association has been filed against the Company, the Bank, Greater Atlantic Mortgage Corporation ("GAMC"), and Carroll E. Amos, President and Chief Executive of the Company and the Bank.

         The Demand for Arbitration has been filed by Stamm Mortgage Management, Inc. ("Stamm Mortgage") and T. Mark Stamm, President of Stamm Mortgage in connection with the Management Agreement among Stamm Mortgage, the Bank, and GAMC that governed the management of GAMC by Stamm Mortgage before the Bank terminated GAMC's operations earlier this year, as previously disclosed, and certain aspects of the Company's public disclosures of that event.

         The Demand for Arbitration alleges three counts: rescission, breach of contract, and defamation. As against the Bank and GAMC, Stamm Mortgage alleges that the Management Agreement is unenforceable and should be rescinded, requiring the Bank and GAMC, jointly and severally, to return $1.77 million that Stamm Mortgage paid to the Bank and GAMC under the Management Agreement. As an alternative to rescission, Stamm Mortgage alleges that the Bank and GAMC breached the Management Agreement by terminating it contrary to its terms, resulting in $9.6 million in lost profits to Stamm Mortgage. Stamm Mortgage and Mr. Stamm both allege that the Company, the Bank, GMAC, and Mr. Amos, acting in his official capacity, defamed Stamm Mortgage and Mr. Stamm through certain public statements made in press releases and in public securities filings by the Company and seek $1.0 million in compensatory damages and $350,000 in punitive damages.

         The Company, on behalf of itself, the Bank, GAMC, and Mr. Amos, believes all alleged claims are without merit and intends to defend vigorously against them.

         Greater Atlantic Financial Corp. conducts its business operations through its wholly owned subsidiary, Greater Atlantic Bank. The Bank offers traditional banking services to customers through six branches located in Rockville and Pasadena, Maryland, and Front Royal, New Market, Reston and South Riding, Virginia.



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         PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. THESE STATEMENTS ARE NOT HISTORICAL FACTS, BUT STATEMENTS BASED ON THE COMPANY'S CURRENT EXPECTATIONS REGARDING ITS BUSINESS STRATEGIES AND THEIR INTENDED RESULTS AND ITS FUTURE PERFORMANCE.
FORWARD-LOOKING STATEMENTS ARE PRECEDED BY TERMS SUCH AS "EXPECTS," "BELIEVES," "ANTICIPATES," "INTENDS" AND SIMILAR EXPRESSIONS.

FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. NUMEROUS RISKS AND UNCERTAINTIES COULD CAUSE OR CONTRIBUTE TO THE COMPANY'S ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE OR CONTRIBUTE TO THESE DIFFERENCES INCLUDE, WITHOUT LIMITATION, GENERAL ECONOMIC CONDITIONS, INCLUDING CHANGES IN MARKET INTEREST RATES AND CHANGES IN MONETARY AND FISCAL POLICIES OF THE FEDERAL GOVERNMENT; LEGISLATIVE AND REGULATORY CHANGES; AND OTHER FACTORS DISCLOSED PERIODICALLY IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

BECAUSE OF THE RISKS AND UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THEM, WHETHER INCLUDED IN THIS REPORT OR MADE ELSEWHERE FROM TIME TO TIME BY THE COMPANY OR ON ITS BEHALF. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.